CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-141734 Post-Effective Amendment No. 1 to Form SB-2 on Form S-3 of our report dated March 13, 2013 relating to the consolidated financial statements of China Pharma Holdings, Inc. and subsidiaries as of and for the year ended December 31, 2012 appearing in this Annual Report on Form 10-K of China Pharma Holdings, Inc. for the year ended December 31, 2013.

/s/ HANSEN, BARNETT & MAXWELL, P.C.

Salt Lake City, Utah
March 20, 2014